As filed with the Securities and Exchange Commission on March 2, 2005 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Volterra Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	94-3251865
(State of Incorporation)	(I.R.S. Employer Identification No.)

3839 Spinnaker Court
Fremont, CA 94538-6437
(510) 743-1200
(Address of principal executive offices, including zip code)

2004 Equity Incentive Plan

(Full title of the plan)

Jeffrey Staszak
President and Chief Executive Officer
Volterra Semiconductor Corporation
3839 Spinnaker Court
Fremont, CA 94538-6437
(510) 743-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen, Esq. Cooley Godward llp Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 (650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,080,000 shares	$14.35	$15,498,000.00	$1,825

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under Registrant's 2004 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock on February 24, 2005, as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act).

EXPLANTORY NOTE

This Registration Statement on S-8 is being filed for the purpose of registering an additional 1,080,000 shares of the Registrant's Common Stock issuable pursuant to the Registrant's 2004 Equity Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Volterra Semiconductor Corporation (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

(a)  The Company's Registration Statement on Form S-8 filed with the SEC on August 6, 2004 relating to the 2004 Equity Incentive Plan, 2004 Non-Employee Directors Stock Option Plan and 2004 Employee Stock Purchase Plan (File No. 333-118006) and the documents incorporated therein.

(b)  The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 1, 2005.

(c) The description of the Company's Common Stock which is contained in a registration statement on Form 8-A filed with the SEC on July 19, 2004 (File No. 000-50857) under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP
10.1*	2004 Equity Incentive Plan and form of related agreements, as amended.
23.1	Consent of KPMG LLP, Independent Accountants
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
___________________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (333-115614), originally filed with the Securities and Exchange Commission on May 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 2, 2005.

VOLTERRA SEMICONDUCTOR CORPORATION

By:	/s/ Greg Hildebrand
Greg Hildebrand
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Staszak and Greg Hildebrand and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey Staszak	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2005
Jeffrey Staszak

/s/ Greg Hildebrand	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2005
Greg Hildebrand

/s/ Chris Branscum	Director	March 2, 2005
Chris Branscum

/s/ Mel Friedman	Director	March 2, 2005
Mel Friedman

/s/ Alan King	Director	March 2, 2005
Alan King

/s/ Christopher Paisley	Director	March 2, 2005
Christopher Paisley

/s/ Edward Ross	Director	March 2, 2005
Edward Ross

/s/ Anthony Stratakos	Director	March 2, 2005
Anthony Stratakos

/s/ Craig Teuscher	Director	March 2, 2005
Craig Teuscher

/s/ Edward Winn	Director	March 2, 2005
Edward Winn

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP
10.1*	2004 Equity Incentive Plan and form of related agreements, as amended.
23.1	Consent of KPMG LLP, Independent Accountants
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
___________________
* Incorporated by reference from the Registrant s Registration Statement on Form S-1, as amended (333-115614), originally filed with the Securities and Exchange Commission on May 19, 2004.